Exhibit 4.2

KENDLE INTERNATIONAL INC.

and

LASALLE BANK NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of July 16, 2007

to

INDENTURE

Dated as of March 21, 2007

$175,000,000 Principal Amount

3.375% CONVERTIBLE SENIOR NOTES DUE 2012

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VI.	DEFAULTS AND REMEDIES	23

	6.01 Events of Default	23
	6.02 Acceleration	25
	6.03 Other Remedies	25
	6.04 Waiver of Past Defaults	25
	6.05 Control by Majority	26
	6.06 Limitation on Suits	26
	6.07 Rights of Holders to Receive Payment	27
	6.08 Collection Suit by Trustee	27
	6.09 Trustee May File Proofs of Claim	27
	6.10 Priorities	27
	6.11 Undertaking for Costs	28

VII.	TRUSTEE	28

VIII.	NO DEFEASANCE OR COVENANT DEFEASANCE	29

IX.	DISCHARGE OF SUPPLEMENTAL INDENTURE	29

	9.01 Termination of the Obligations of the Company	29
	9.02 Application of Trust Money	29
	9.03 Repayment to Company	30
	9.04 Reinstatement	30

X.	AMENDMENTS	30

	10.01 Without Consent of Holders	30
	10.02 With Consent of Holders	31
	10.03 Compliance with Trust Indenture Act	32
	10.04 Revocation and Effect of Consents	32
	10.05 Notation on or Exchange of Securities	33
	10.06 Trustee Protected	33

XI.	CONVERSION	33

	11.01 Conversion Privilege; Restrictive Legends	33
	11.02 Conversion Procedure and Payment Upon Conversion	36
	11.03 Taxes on Conversion	38
	11.04 Company to Provide Stock	39
	11.05 Adjustment of Conversion Rate	39
	11.06 No Adjustment	43
	11.07 Other Adjustments	44
	11.08 Adjustments for Tax Purposes	45
	11.09 Notice of Adjustment	45
	11.10 Notice of Certain Transactions	45

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	11.11 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege	45
	11.12 Trustee’s Disclaimer	47
	11.13 Rights Distributions Pursuant to Stockholders’ Rights Plans	48
	11.14 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes	48

XII.	MISCELLANEOUS	51

	12.01 Trust Indenture Act Controls	51
	12.02 Duplicate Originals	51
	12.03 Governing Law	51
	12.04 No Adverse Interpretation of Other Agreements	51
	12.05 Successors	51
	12.06 Separability	52
	12.07 Table of Contents, Headings, etc.	52
	12.08 Calculations in Respect of the Securities	52

Exhibit A	-	Form of Global Security
Exhibit B	-	Form of Legend for Global Security

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SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”), dated as of July 16, 2007, between Kendle International Inc., an Ohio corporation (the “Company”), and LaSalle Bank National Association, a national banking association, as trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Company and the Trustee have executed and delivered a base indenture, dated as of March 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture,” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s senior debt securities to be issued from time to time in one or more series; and

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be titled as its 3.375% Convertible Senior Notes due 2012 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.375% Convertible Senior Notes due 2012 (the “Securities”).

I.    DEFINITIONS AND INCORPORATION BY REFERENCE

1.01	DEFINITIONS.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Article I of the Base Indenture:

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Article XI hereof and paragraph 8 of the Securities.

“Business Day” means a day other than a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date on the U.S. principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national securities exchange, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.

“Common Stock” means the common stock, no par value, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Conversion Date” means, with respect to a Security to be converted in accordance with Article XI, the date on which the Holder of such Security satisfies all the requirements for such conversion set forth in Article XI and in paragraph 8 of the Securities; provided, however, that if such date is not a Trading Day, then the Conversion Date shall be deemed to be the next day that is a Trading Day.

“Conversion Consideration” shall mean the consideration due in accordance herewith upon the conversion of a Security in accordance with Article XI.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 20.9585 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article XI.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

“Issue Date” means July 16, 2007.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city and state where the Corporate Trust Office is located.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means July 15, 2012.

“Option” means the Underwriter’s option to acquire up to $25,000,000 aggregate principal amount of additional Securities (“Additional Securities”) as provided for in the Underwriting Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“Rights Agreement” means that certain Shareholder Rights Agreement between the Company and The Fifth Third Bank, as rights agent, dated August 13, 1999, as the same may be amended, supplemented or superseded.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 3.375% Convertible Senior Notes due 2012 established by this Supplemental Indenture and issued by the Company pursuant to the Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.

“Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Supplemental Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the Common Stock is provided on the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Trustee for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Trustee cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Trustee are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such date shall be deemed to be equal to the product of (I) the Conversion Rate in effect on such date and (II) 97% of the Closing Sale Price on such date.

“Underwriter” means UBS Securities LLC.

“Underwriting Agreement” means the Underwriting Agreement dated July 10, 2007 between the Company and the Underwriter.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.02	OTHER DEFINITIONS.

Term	Defined in Section

“Acquisition of Voting Control”	3.02
“Additional Securities”	1.01
“Aggregate Amount”	11.05
“Applicable Price”	11.14
“Bankruptcy Law”	6.01
“BCF Make-Whole Cap”	11.14
“Cash Settlement Averaging Period”	11.02
“Change in Control”	3.02
“Collective Election”	11.11
“Conversion Agent”	2.03
“Conversion Date”	11.02
“Conversion Value”	11.01
“Custodian”	6.01
“Daily Conversion Value”	11.02
“Daily Net Shares”	11.02
“Daily Principal Return”	11.02
“Effective Date”	11.14
“Event of Default”	6.01
“Ex Date”	11.05
“Expiration Date”	11.05
“Expiration Time”	11.05
“Extension Period”	11.01
“Fundamental Change”	3.02
“Fundamental Change Notice”	3.02
“Fundamental Change Repurchase Date”	3.02
“Fundamental Change Repurchase Price”	3.02
“Fundamental Change Repurchase Right”	3.02
“Global Security”	2.01
“Listed Stock Business Combination”	3.02
“Make-Whole Applicable Increase”	11.14
“Make-Whole Conversion Period”	11.14
“Make-Whole Consideration”	11.14
“Net Shares”	11.02
“Notice of Default”	6.01
“Note Measurement Period”	11.01
“Participants”	2.12
“Paying Agent”	2.03
“Physical Securities”	2.01
“Principal Return”	11.02
“Purchased Shares”	11.05
“Qualified Foreign Business Combination”	5.01

“Reference Property”	11.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.01
“Rights”	11.05
“Termination of Trading”	3.02
“Trading Price Condition”	11.01
“Underlying Shares”	11.05
“Volume-Weighted Average Price”	11.02

1.03	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i)    a term has the meaning assigned to it;

(ii)    an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

(iii)    “or” is not exclusive;

(iv)    “including” means “including without limitation”;

(v)    words in the singular include the plural and in the plural include the singular;

(vi)    provisions apply to successive events and transactions;

(vii)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(viii)    references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

In addition, to the extent that the terms of this Supplemental Indenture are inconsistent or conflict with the terms of the Base Indenture, then, for purposes of the Securities, the terms of this Supplemental Indenture shall apply to the extent of such inconsistency or conflict.

II.    THE SECURITIES

2.01	FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for DTC (who shall be the initial Depository with respect to the Securities), duly executed by the Company and authenticated by the Trustee and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided; provided, that, except as permitted by Section 2.14, in no event shall the aggregate principal amount of the Global Security or Securities exceed $175,000,000 (or $200,000,000 if the Underwriter elects to purchase all of the Additional Securities pursuant to the Option).

Securities issued in exchange for interests in a Global Security pursuant to Section 2.12 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required hereby.

The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.02	EXECUTION AND AUTHENTICATION OF SECURITIES.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $175,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officers’ Certificate stating that the Underwriter has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $25,000,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon receipt of a Company Order therefor. The aggregate principal amount of Securities outstanding at any time may not exceed $175,000,000 except as provided in this Section 2.02 or in Section 2.14.

2.03	REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

For avoidance of doubt, this Section 2.03 shall, for purposes of the Securities, replace Section 10.2 of the Base Indenture to the extent this Section 2.03 is inconsistent or conflicts with such Section 10.2.

2.04	PAYING AGENT TO HOLD MONEY IN TRUST.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05	TRANSFER AND EXCHANGE.

The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Securities being repurchased in part. This paragraph shall replace the eighth (8th) paragraph of Section 3.5 of the Base Indenture for purposes of the Securities.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 3.4 of the Base Indenture or Sections 10.05 or 11.02, or Article III, not involving any transfer. This paragraph shall replace the seventh (7th) paragraph of Section 3.5 of the Base Indenture for purposes of the Securities.

2.06	OUTSTANDING SECURITIES.

If the Paying Agent (other than the Company) holds on a Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be paid upon Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Security is converted in accordance with Article XI, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

For purposes of the Securities, this Section 2.06 shall supersede and modify the definition of “Outstanding” under the Base Indenture to the extent this Section 2.06 is inconsistent or conflicts with such definition.

2.07	INTEREST PAYMENT AND RECORD DATES.

The Interest Payment Dates for the Securities shall be July 15 and January 15 of each calendar year, beginning with, and including, January 15, 2008. The Regular Record Date for an Interest Payment Date that falls on July 15 shall be the immediately preceding July 1, and the Regular Record Date for an Interest Payment Date that falls on January 15 shall be the immediately preceding January 1.

2.08	NO ADDITIONAL AMOUNTS OR SINKING FUND.

Additional Amounts shall not accrue on the Securities. There shall be no sinking fund with respect to the Securities, and Article 12 of the Base Indenture shall not apply to the Securities.

2.09	DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date as provided in 3.7 of the Base Indenture.

2.10	CUSIP NUMBERS.

The Company in issuing the Securities may use one or more CUSIP numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of repurchase or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.11	DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.3 of the Base Indenture) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be. For purposes of the Securities, the terms “at or prior to 11:00 A.M., New York City time, on” shall be deemed to replace the first instance, in each case, of the words “on or before” in the first paragraph of Section 10.3 of the Base Indenture and “on or prior to” in the second paragraph of Section 10.3 of the Base Indenture.

2.12	BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A)    The Global Securities initially shall (i) be registered in the name of the Depository for the Securities or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as required hereby.

Members of, or participants in, the Depository for the Securities (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by such Depository, or the Trustee as its custodian, or under the Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depository or impair, as between such Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B)    Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository for the Securities, its successors or their respective nominees. Notwithstanding the fourth (4th) paragraph of Section 3.5 of the Base Indenture, Physical Securities shall be transferred to all beneficial owners, as identified by such Depository, in exchange for their beneficial interests in Global Securities only if (i) such Depository notifies the Company that such Depository is unwilling or unable to continue as depositary for any Global Security (or such Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from such Depository to issue Physical Securities. This Section 2.12(B) shall replace the fourth (4th) paragraph of Section 3.5 of the Base Indenture for purposes of the Securities.

(C)    In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.12(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository for the Securities in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D)    The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.13	RANKING.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

2.14	ADDITIONAL SECURITIES.

The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

III.    REDEMPTION AND REPURCHASE

This Article III shall apply to the Securities in lieu of Article 11 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Article III for purposes of the Securities.

3.01	NO RIGHT OF REDEMPTION.

(A)    The Securities are not subject to redemption at the Company’s option, and Article 11 of the Base Indenture shall not apply to the Securities.

3.02	REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A)    In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.02(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

(i)    delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a)    the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

(b)    the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c)    that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture; and

(ii)    delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

If such Securities are held in book-entry form through the Depository for the Securities, the Purchase Notice shall comply with applicable procedures of such Depository.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.02(B)(xi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B)    Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in THE NEW YORK TIMES or THE WALL STREET JOURNAL or another newspaper of national circulation.

Each Fundamental Change Notice shall state:

(i)    the events causing the Fundamental Change;

(ii)    the date of such Fundamental Change;

(iii)    the Fundamental Change Repurchase Date;

(iv)    the date by which the Fundamental Change Repurchase Right must be exercised;

(v)    the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

(vi)    the names and addresses of the Paying Agent and the Conversion Agent;

(vii)    a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)    that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(ix)    that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

(x)    that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xi)    that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.02, which amount must be $1,000 or an integral multiple thereof;

(xii)    the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xiii)    that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article XI, if otherwise convertible in accordance with Article XI, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

(xiv)    the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(C)    Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D)    Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.3 of the Base Indenture) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E)    Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F)    Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to Article XI, if otherwise convertible in accordance with Article XI, only if such Purchase Notice has been withdrawn in accordance with this Section 3.02 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

(G)    If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article XI.

(H)    Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I)    Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

(J)    Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(K)    As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i)    A “Change in Control” shall be deemed to have occurred at such time as:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (such an event, an “Acquisition of Voting Control”); or

(b)    there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c)    the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

(1)    the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2)    at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely (except as to cash payments, if any, for the Principal Return, and any cash in lieu of fractional shares, due in accordance herewith upon conversion) into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or

(d)    the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(1)    individuals who on the Issue Date constituted the Company’s Board of Directors; and

(2)    any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(e)    the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii)    A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.

IV.    COVENANTS

4.01	PAYMENT OF SECURITIES.

This Section 4.01 shall apply to the Securities in lieu of Section 10.1 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Section 4.01 for purposes of the Securities.

(A)    The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 10.3 of the Base Indenture) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

(B)    The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02	MAINTENANCE OF OFFICE OR AGENCY.

This Section 4.02 shall apply to the Securities in lieu of Section 10.2 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Section 4.02 for purposes of the Securities.

The Company will maintain in Chicago, Illinois, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office will initially serve as the office or agency for such purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of any change in the location thereof, such presentations, surrenders, notices and demands may continue to be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Chicago, Illinois for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

4.03	SEC REPORTS.

This Section 4.03 shall apply to the Securities in lieu of Section 7.4 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Section 4.03 for purposes of the Securities.

(A)    The Company shall deliver to the Trustee, no later than fifteen (15) days after the date such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report (or copies of such portions of such report as the SEC may from time to time by rules and regulations prescribe) the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee at the time such report is filed with the SEC through the SEC’s EDGAR database.

(B)    If the Company is, at any time while any Securities are outstanding, no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall continue to provide to the Trustee (and, unless the SEC will not accept such filing, file with the SEC in accordance with rules and regulations prescribed from time to time by the SEC) and, upon request, to each Holder, no later than the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect, to the extent it would have been applicable, any extension permitted by Rule 12b-25 under the Exchange Act) if the Company had securities listed and registered on a national securities exchange and were subject to the reporting requirements of such sections. The Company shall also deliver to the Trustee copies of the Company’s annual report to stockholders, containing audited financial statements, and any other financial reports which the Company furnishes to its stockholders. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

4.04	WAIVER OF CERTAIN COVENANTS.

For purposes of the Securities, Section 10.6 of the Base Indenture shall be subject to Sections 6.07 and 10.02, and Section 10.6 of the Base Indenture shall not apply to, and waivers pursuant thereto shall be ineffective as to, (A) the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change); (B) the Company’s obligations hereunder to convert any Securities in accordance with this Indenture; or (C) any provision, or any obligation of the Company pursuant to any provision, of this Indenture or the Securities which, pursuant hereto, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

4.05	COMPLIANCE CERTIFICATE.

For purposes of the Securities, (A) the written statement required by Section 10.7(1) of the Base Indenture shall be signed by at least two (2) of the officers referred to in such Section 10.7(1); (B) the written notice required by section 10.7(2) of the Base Indenture shall be delivered to the Trustee promptly after a Default or Event of Default occurs; and (C) the reference to “Section 10.8” contained in 10.7(3) of the Base Indenture shall be deemed to be a reference to Section 10.7 of the Base Indenture.

4.06	FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

V.    SUCCESSORS

This Article V shall apply to the Securities in lieu of Article 8 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Article V for purposes of the Securities.

5.01	WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; provided, however, that the foregoing shall not prohibit the Company from consolidating with or merging with or into an entity that is organized and existing under the laws of a foreign jurisdiction, provided (A) clauses (ii) and (iii) above are satisfied; (B) such entity has common stock that is directly (and not through American Depositary Receipts) listed on a U.S. national securities exchange; (C) as a result of such consolidation or merger, the Securities become convertible solely into shares of such common stock (excluding any Principal Return that is payable in cash and cash payments for fractional shares); (D) such common stock has an average daily trading volume of a least ten million dollars ($10,000,000) during the six (6) months immediately preceding the announcement of such consolidation or merger; (E) such entity has consented to service of process in the United States; (F) immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least one billion dollars ($1,000,000,000); (G) there will be no material adverse tax consequences to record holders or beneficial owners of the Securities, or of the underlying common stock, resulting from such consolidation or merger, and the Company has obtained and delivered to the Trustee an opinion of tax counsel experienced in such matters to that effect; and (H) such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common stock paid to U.S. or Swiss Persons are subject to tax withholding, such entity will also pay, to such U.S. or Swiss Persons, an amount in cash such that the net cash amount received by such Persons would be equal to the amount of cash such Persons would have received on account of such dividend if no such tax withholding applied. A consolidation or merger made pursuant to, and in accordance with, the proviso to the immediately preceding sentence is herein referred to as a “Qualified Foreign Business Combination.”

The Company shall deliver to the Trustee, at no cost to the Trustee, prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.02	SUCCESSOR SUBSTITUTED.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

VI.    DEFAULTS AND REMEDIES

This Article VI shall apply to the Securities in lieu of Article 5 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Article VI for purposes of the Securities.

6.01	EVENTS OF DEFAULT.

In lieu of the Events of Default enumerated in Section 5.1 of the Base Indenture, an “Event of Default” is deemed to occur with respect to the Securities if and only if:

(i)    the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

(ii)    the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(iii)    the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(iv)    the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 11.14(E);

(v)    the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

(vi)    the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of fifteen million dollars ($15,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(vii)    the Company or any of its Subsidiaries fails to pay final judgments, the aggregate uninsured portion of which is at least fifteen million dollars ($15,000,000), and such judgments are not paid or discharged within thirty (30) days;

(viii)    the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A)    commences a voluntary case,

(B)    consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)    makes a general assignment for the benefit of its creditors; or

(ix)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(B)    appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(C)    orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(ix), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

6.02	ACCELERATION.

If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 6.6 of the Base Indenture have been paid.

6.03	OTHER REMEDIES.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04	WAIVER OF PAST DEFAULTS.

Subject to Sections 6.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

6.05	CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in any liability (including in its individual capacity) unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

6.06	LIMITATION ON SUITS.

Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i)    the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)    the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)    such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability, expense damage or costs to or of the Trustee in connection with pursuing such remedy;

(iv)    the Trustee does not comply with or respond to the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

(v)    during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the initial request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture to the contrary, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

6.08	COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 of the Base Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10	PRIORITIES.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 6.6 of the Base Indenture;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII.    TRUSTEE

For purposes of the Securities, the term “grossly” shall be deemed not to be included in Sections 6.1(8) and 6.1(10) of the Base Indenture. For purposes of the Securities, the clause “the Authenticating Agent, Paying Agent and Security Registrar shall” included in Section 6.1(9) of the Base Indenture shall be replaced by the following clause: “the Authenticating Agent, Paying Agent, Security Registrar, Bid Solicitation Agent and the Conversion Agent shall.”

For purposes of the Securities, Section 6.2 of the Base Indenture shall be deemed to be replaced in its entirety with the following paragraph:

Section 6.2 Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

For purposes of the Securities, the phrase “pursuant to the terms of a side letter between the Company and the Trustee” shall be inserted immediately prior to the word “reasonable in Section 6.6(1) of the Base Indenture. For purposes of the Securities, the phrase “Bid Solicitation Agent, Conversion Agent” shall be inserted immediately following the term “Paying Agent” in the fourth paragraph of Section 6.6(3) of the Base Indenture.

VIII.    NO DEFEASANCE OR COVENANT DEFEASANCE

Sections 4.2, and 4.3 of the Base Indenture shall not apply to the Securities.

IX.    DISCHARGE OF SUPPLEMENTAL INDENTURE

This Article IX shall apply to the Securities in lieu of Article 4 of the Base Indenture, which shall be deemed to be replaced in its entirety by this Article IX for purposes of the Securities.

9.01	TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

This Supplemental Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 3.6 of the Base Indenture) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 3.6 of the Base Indenture) on the Maturity Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Supplemental Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.12, 3.02, 4.01 and 4.02 and Articles IX and XI of this Supplemental Indenture, and Sections 3.6, 5.14 and 6.6 of the Base Indenture, shall survive any discharge of this Supplemental Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

9.02	APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust all money deposited with it pursuant to Section 9.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

9.03	REPAYMENT TO COMPANY.

This Section 9.03 shall apply to the Securities in lieu of the final paragraph Section 10.3 of the Base Indenture, which paragraph shall be deemed to be replaced in its entirety by this Section 9.03 for purposes of the Securities.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

9.04	REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 9.01 and 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 9.01 and 9.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 9.01 and 9.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

X.    AMENDMENTS

This Article X shall apply to the Securities in lieu of Article 9 of the Base Indenture (excluding Section 9.1(4) of the Base Indenture, which shall continue to apply to the Base Indenture), and Article 9 of the Base Indenture (excluding Section 9.1(4) of the Base Indenture, which shall continue to apply to the Base Indenture) shall be deemed to be replaced in its entirety by this Section 9.03 for purposes of the Securities.

10.01	WITHOUT CONSENT OF HOLDERS.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i)    to comply with Sections 5.01 and 11.11;

(ii)    to secure the obligations of the Company in respect of the Securities;

(iii)    to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and

(iv)    to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform this Indenture to the description of the Securities contained in the Prospectus Supplement of the Company, dated July 10, 2007 and filed with the SEC on July 12, 2007 (File No. 333-141475).

10.02	WITH CONSENT OF HOLDERS.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)    change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b)    reduce the principal amount of, or any premium, interest on, any Security;

(c)    change the place, manner or currency of payment of principal of, or any premium, interest on, any Security;

(d)    impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e)    modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;

(f)    modify the provisions of Section 2.13 in a manner adverse to Holders;

(g)    adversely affect the right of Holders to convert Securities in accordance with Article XI;

(h)    reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(i)    reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(j)    modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 10.01 or this Section 10.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

10.03	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

10.04	REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 10.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

10.05	NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such amendment, supplement or waiver to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

10.06	TRUSTEE PROTECTED.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article X; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article X that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

XI. CONVERSION

11.01	CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

(A)    Subject to the provisions of Article III and this Article XI, the Securities shall be convertible, in integral multiples of $1,000 principal amount, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with this Article XI and as set forth below if any of the following conditions are satisfied:

(i)    Conversion Based on Closing Sale Price of Common Stock. The Securities may be surrendered for conversion on any Business Day of a calendar quarter after the calendar quarter ending June 30, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 11.01(A)(i), the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 11.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

(ii)    Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the Conversion Value per $1,000 principal amount of Securities. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

(iii)    Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 11.05(b), 11.05(c), 11.05(d) or 11.05(e), the Securities may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 11.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 11.05(g)) of the applicable transaction or until the Company announces that such transaction will not take place.

(iv)    Conversion Upon Occurrence of Certain Corporate Transactions. If either:

(a)    a Fundamental Change or a Make-Whole Fundamental Change occurs; or

(b)    the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash or other securities or property,

then, in each case, the Securities may be surrendered for conversion at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 11.01(D)) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

(v)    Conversion during Specified Periods. The Securities may be surrendered for conversion at any time from, and including, January 1, 2012 until the close of business of the second (2nd) business day immediately preceding July 15, 2012.

(B)    Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this Article XI shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

(C)    The initial Conversion Rate shall be 20.9585 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 11.05 through 11.14.

(D)    Whenever any event described in Section 11.01 shall occur which shall cause the Securities to become convertible as provided in this Article XI, the Company shall promptly deliver, in accordance with Section 1.6 of the Base Indenture, written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first date the Securities shall become convertible as provided in this Article XI as a result of such event, publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible. Such written notice, public announcement and publication shall include:

(i)    a description of such event;

(ii)    a description of the periods during which the Securities shall be convertible as provided in this Article XI as a result of such event;

(iii)    the anticipated effective date of such event, if applicable; and

(iv)    the procedures Holders must follow to convert their notes in accordance with this Article XI, including the name and address of the Conversion Agent.

If the Company shall fail to make such public announcement on or before the open of business on the first date the Securities shall become convertible as provided in this Article XI as a result of such event, then (1) the Securities shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Securities become convertible, that the Company shall fail to make such public announcement (an “Extension Period”); and (2) if the event causing the Securities to become convertible shall be a Make-Whole Fundamental Change, then, the increased Conversion Rate applicable, pursuant to Section 11.14, to Securities surrendered within the time periods specified in Section 11.14 shall continue to apply to Securities surrendered for conversion during any such Extension Period.

(E)    A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

11.02	CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

(A)    To convert a Security, a Holder must satisfy the requirements of paragraph 8 of the Securities. If a Security is tendered for conversion in accordance with this Article XI, then:

(i)    the Company shall deliver, through the Conversion Agent, the following to the Holder of such Security:

(a)    an amount (the “Principal Return”) in cash equal to the sum of the Daily Principal Return for each Trading Day in the Cash Settlement Averaging Period for such conversion; and

(b)    if the sum of the Daily Net Shares for each Trading Day in the Cash Settlement Averaging Period for such conversion is greater than zero (0), a certificate for a number of shares of Common Stock (the “Net Shares”) equal to such sum; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Volume-Weighted Average Price per share of Common Stock on the last Trading Day of such Cash Settlement Averaging Period;

(ii)    the Company shall deliver such Principal Return and, if applicable, such Net Shares as soon as practicable following the Conversion Date applicable to such conversion, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 11.14 shall be delivered by the Company within the time period specified in Section 11.14(D); and

(iii)    at and after the close of business on the last Trading Day in such Cash Settlement Averaging Period, the person in whose name such certificate representing such Net Shares, if any, is to be registered shall be treated as a stockholder of record with respect to such Net Shares, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein; provided, however, that, with respect to any Net Shares due upon such conversion as Make-Whole Consideration in accordance with Section 11.14, such person shall be treated as a stockholder of record of such Net Shares due as Make-Whole Consideration as of the close of business on the later of (1) the date such Holder surrendered such Security for such conversion; (2) the last Trading Day in the applicable Cash Settlement Averaging Period; and (3) the Effective Date of the applicable Make-Whole Fundamental Change.

(B)    “Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article XI, either (i) in the event such Security is converted during the period beginning on the sixty fifth (65th) scheduled Trading Day prior to the Maturity Date, the sixty (60) consecutive Trading Days beginning on, and including, the sixty second (62nd) scheduled Trading Day prior to the Maturity Date; or (ii) in all other circumstances, the sixty (60) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the Conversion Date for such conversion.

“Daily Principal Return” shall mean, with respect to a Trading Day, the lesser of one-sixtieth (1/60th) of one thousand dollars ($1,000) and the Daily Conversion Value for such Trading Day.

“Daily Conversion Value” shall mean, with respect to a Trading Day, one-sixtieth (1/60th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Net Shares” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Conversion Value for such Trading Day is equal to or lesser than one-sixtieth (1/60th) of one thousand dollars ($1,000), then the Daily Net Shares with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds one-sixtieth (1/60th) of one thousand dollars ($1,000), then the Daily Net Shares with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over one-sixtieth (1/60th) of one thousand dollars ($1,000) and (b) whose denominator is the Volume-Weighted Average Price per share of Common Stock on such Trading Day; provided, however, that the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to such Daily Net Shares to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the applicable Cash Settlement Averaging Period.

The “Volume-Weighted Average Price” per share of Common Stock on any Trading Day shall mean the volume-weighted average price per share of Common Stock on the NASDAQ Global Select Market or, if the Common Stock shall not be listed on the NASDAQ Global Select Market, on the principal exchange or over-the-counter market on which the

Common Stock shall then be listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day as displayed by Bloomberg; provided, however, that if such volume-weighted average price shall not be available, then the amount to be used as the Volume-Weighted Average Price on such Trading Day for purposes hereof shall be the market value per share of Common Stock on such Trading Day determined by a nationally recognized investment banking firm retained for such purpose by the Company.

(C)    Except as provided in the Securities or in this Article XI, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; or (ii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.09 or otherwise (it being understood that nothing in this Section 11.02(C) shall affect the Company’s obligations under Section 2.09).

(D)    If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(E)    Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(F)    If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

11.03	TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

11.04	COMPANY TO PROVIDE STOCK.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

11.05	ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a)    In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination by the number of shares of Common Stock which a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this Section 11.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)    In case the Company shall issue rights (other than rights pursuant to a stockholders’ rights plan) or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 11.05(g)) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such record date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(b).

(c)     In case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 11.05(d) or 11.05(e)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 11.05(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 11.05(g)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount, per $1,000 principal amount of such Securities, of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that a person that owns, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would have received as a result of such dividend or distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 11.05(b) and other than rights under the Rights Agreement or stockholders’ rights plan the Company may have in effect at such time) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 11.05(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to any consideration otherwise payable as herein provided upon such conversion, a number of Rights, per $1,000 principal amount of such Security, equal to the number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights. Notwithstanding the first sentence of this Section 11.05(c), a distribution of rights pursuant to a stockholders’ rights plan shall not constitute a dividend or distribution requiring an adjustment to the Conversion Rate pursuant to the first sentence of this Section 11.05(c), provided that (1) such rights have not separated from the Common Stock at the time of such distribution; and (2) the Company has made adequate provision in accordance with Section 11.13 for Holders to receive such rights upon conversion. In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(c).

(d)    In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 11.05(e)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 11.05(g)) on such record date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 11.05(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01) (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this Section 11.05(d) shall become effective immediately after the opening of business on the such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 11.05(d).

(e)    In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Sale Price per share of Common Stock on the first Trading Day after last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Sale Price per share of Common Stock on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per Common Share.

An increase, if any, to the Conversion Rate pursuant to this Section 11.05(e) shall become effective immediately prior to the opening of business on the second (2nd) Business Day following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 11.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 11.05(e).

(f)    In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and by the rules of the NASDAQ Global Select Market, may increase the

Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided, that such increase will not cause the then effective Conversion Price to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events). Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g)    For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 11.05, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

11.06	NO ADJUSTMENT.

No adjustment in the Conversion Rate pursuant to Section 11.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 11.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2007, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 11.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 11.01(A)(iii) or Section 11.01(A)(iv), then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 11.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article XI shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 11.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 11.05 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 11.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

No adjustment to the Conversion Rate need be made pursuant to Section 11.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

11.07	OTHER ADJUSTMENTS.

In the event that, as a result of an adjustment made pursuant to this Article XI, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article XI.

11.08	ADJUSTMENTS FOR TAX PURPOSES.

Except as prohibited by law or by the rules of the NASDAQ Global Select Market, the Company may make such increases in the Conversion Rate, in addition to those required by Section 11.05 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

11.09	NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

11.10	NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1)    the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2)    the Company takes any action that would require a supplemental indenture pursuant to Section 11.11, or

(3)    there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 11.10. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 11.10.

11.11    EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article XI) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon the conversion of a Security shall continue to be payable in cash and the Daily Conversion Value and Daily Net Shares shall be calculated based on the volume-weighted average price (or, if such price is not available, the fair value) of the Reference Property instead of the Volume-Weighted Average Price per share of Common Stock; provided further, that if the Reference Property consists solely of cash and such effective time shall occur on or before the third (3rd) Business Day after the last Trading Day in the Cash Settlement Averaging Period applicable to the conversion of a Security, then (I) in lieu of the consideration that is due upon such conversion pursuant to Section 11.02 and Section 11.14, the consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of Securities being converted, equal to the product of (1) the amount of cash paid per share of Common Stock pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and (2) the Conversion Rate in effect at the close of business on the Conversion Date for such conversion (after giving effect to any increase in the Conversion Rate pursuant to Section 11.14); and (II) such consideration shall be paid by the Company no later than the third (3rd) Business Day after the later of (1) such Conversion Date and (2) such effective date. If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the

Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XI. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 11.05(c) or Section 11.13, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 11.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 11.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

The Company shall not become a party to any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition unless the terms thereof are consistent with this Section 11.11.

11.12	TRUSTEE’S DISCLAIMER.

The Trustee has no duty to determine when an adjustment under this Article XI should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.09 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article XI.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11 hereof.

11.13	RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS’ RIGHTS PLANS.

Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement or any other stockholders’ rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 11.05(c).

11.14    INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

(A)    Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article XI, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 11.14(E)) and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 11.14, otherwise apply to such Security pursuant to this Article XI, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 11.02.

(B)    As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	July 10, 2007	July 15, 2008	July 15, 2009	July 15, 2010	July 15, 2011	July 15, 2012
$36.01	6.8116	6.8116	6.8116	6.8116	6.8116	6.8116
$40.00	6.0175	5.7739	5.4358	5.0276	4.4836	4.0415
$45.00	4.8264	4.5281	4.1224	3.6057	2.8556	1.2637
$50.00	3.9588	3.6366	3.2047	2.6468	1.8266	—

$ 55.00	3.3099	2.9825	2.5494	1.9909	1.1847	—
$60.00	2.8134	2.4917	2.0718	1.5357	0.7875	—
$65.00	2.4258	2.1162	1.7171	1.2149	0.5424	—
$70.00	2.1177	1.8234	1.4489	0.9851	0.3908	—
$75.00	1.8688	1.5914	1.2424	0.8178	0.2960	—
$80.00	1.6648	1.4046	1.0809	0.6936	0.2357	—
$85.00	1.4954	1.2521	0.9525	0.5997	0.1964	—
$90.00	1.3529	1.1258	0.8488	0.5273	0.1697	—
$95.00	1.2319	1.0201	0.7638	0.4703	0.1509	—
$100.00	1.1279	0.9304	0.6932	0.4247	0.1369	—
$105.00	1.0379	0.8536	0.6338	0.3873	0.1261	—

provided, however, that:

(i)    if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

(ii)    if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $105.00 per share (subject to adjustment as provided in Section 11.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $36.01 per share (subject to adjustment as provided in Section 11.14(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)    if an event occurs that requires, pursuant to this Article XI (other than solely pursuant to this Section 11.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article XI, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Make-Whole Applicable Increase, at and after such time, shall be equal to the product of (1) such Make-Whole Applicable Increase as in effect immediately before such adjustment to such Make-Whole Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this Article XI, immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate; and

(iv)    in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 11.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 27.7701 shares per $1,000 principal amount (the “BCF Make-Whole Cap”); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article XI.

(C)    As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company or the Subsidiaries consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(D)    The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; (2) the last Trading Day in the applicable Cash Settlement Averaging Period; and (3) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with Section 11.02 and, to the extent applicable, Section 11.11.

(E)    At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 1.6 of the Base Indenture, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third

Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders, in accordance with Section 1.6 of the Base Indenture, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(F)    For avoidance of doubt, the provisions of this Section 11.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article IV with respect to a Make-Whole Fundamental Change.

(G)    Nothing in this Section 11.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 11.05 in respect of a Make-Whole Fundamental Change.

XII.    MISCELLANEOUS

12.01	TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the required provision of the TIA shall control.

12.02	DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

12.03	GOVERNING LAW.

The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Supplemental Indenture and the Securities.

12.04	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Supplemental Indenture and the Base Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Base Indenture.

12.05	SUCCESSORS.

All agreements of the Company in this Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

12.06	SEPARABILITY.

In case any provision in this Supplemental Indenture, the Base Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

12.07	TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture or the Base Indenture and shall in no way modify or restrict any of the terms or provisions of this Supplemental Indenture or the Base Indenture.

12.08	CALCULATIONS IN RESPECT OF THE SECURITIES.

The Company and its agents (including, without limitation, the Bid Solicitation Agent, with respect to the calculations required in Section 11.01) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification. The Trustee shall not be responsible for making any calculations required by the Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

KENDLE INTERNATIONAL INC.

By:	/s/ Karl Brenkert III
Name: Karl Brenkert III
Title: Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Margaret Muir
Name: Margaret Muir
Title: Vice President

EXHIBIT A

[Face of Security]

KENDLE INTERNATIONAL INC.

Certificate No. _______

[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]

3.375% Convertible Senior Note due 2012

CUSIP No. ____________

Kendle International Inc., an Ohio corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _____________________ dollars ($__________) on July 15, 2012 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: July 15 and January 15, with the first payment to be made on January 15, 2008.

Regular Record Dates: July 1 and January 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Kendle International Inc. has caused this instrument to be duly signed.

KENDLE INTERNATIONAL INC.

By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: _________________

[REVERSE OF SECURITY]

KENDLE INTERNATIONAL INC.

3.375% Convertible Senior Note due 2012

1.    Interest. Kendle International Inc., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on July 15 and January 15 of each year, with the first payment to be made on January 15, 2008. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, July 16, 2007, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Maturity. The Securities will mature on July 15, 2012.

3.    Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depository for the Securities or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4.    Paying Agent, Registrar, Conversion Agent. Initially, LaSalle Bank National Association (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

5.    Indenture. The Company issued the Securities under an indenture dated as of March 21, 2007 (the “Base Indenture”) between the Company and the Trustee, as amended, supplemented or otherwise modified by the Supplemental Indenture No. 1 (the “Supplemental Indenture”), dated as of July 16, 2007, between the Company and the Trustee (the Base Indenture, as amended, supplemented or otherwise modified by the Supplemental Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $175,000,000 aggregate principal amount ($200,000,000 if the Underwriter has elected to exercise in full the Option to purchase up to an additional $25,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.    No Redemption at the Company’s Option.

The Securities are not subject to redemption at the Company’s option, and Article 11 of the Base Indenture shall not apply to the Securities.

7.    Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

8.    Conversion.

Conversion Based on Closing Sale Price of Common Stock. The Securities may be surrendered for conversion on any Business Day of a calendar quarter after the calendar quarter ending June 30, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this paragraph, the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this paragraph to account for any adjustments to the

Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 11.05(b), 11.05(c), 11.05(d) or 11.05(e) of the Supplemental Indenture, the Securities may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 11.10 of the Supplemental Indenture (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date of the applicable transaction or until the Company announces that such transaction will not take place.

Conversion Upon Occurrence of Certain Corporate Transactions. If either:

(i)     a Fundamental Change occurs; or

(ii)     the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash or other securities or property, then, in each case, the Securities may be surrendered for conversion at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 11.01(D) of the Supplemental Indenture) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

Conversion during Specified Periods. The Securities may be surrendered for conversion at any time from, and including, January 1, 2012 until the close of business of the second (2nd) business day immediately preceding July 15, 2012.

Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to Article XI of the Supplemental Indenture shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

If a Security is tendered for conversion in accordance with the Indenture, then the Holder of such Security shall be entitled to receive cash and, if applicable, shares of Common Stock in accordance with Section 11.02(A) of the Supplemental Indenture.

The initial Conversion Rate is 20.9585 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $47.71 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on the Securities will be made. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; or (ii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.09 of the Supplemental Indenture or otherwise (it being understood that nothing in paragraph shall affect the Company’s obligations under Section 2.09 of the Supplemental Indenture).

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article XI of the Supplemental Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 11.14 of the Supplemental Indenture, otherwise apply to such Security pursuant to Article XI of the Supplemental Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

9.    Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10.    Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.    Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s property or assets to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; provided, however, that the foregoing shall not prohibit the Company from consolidating with or merging with or into an entity that is organized and existing under the laws of a foreign jurisdiction, provided (A) clauses (ii) and (iii) above are satisfied; (B) such entity has common stock that is directly (and not through American Depositary Receipts) listed on a U.S. national securities exchange; (C) as a result of such consolidation or merger, the Securities become convertible solely into shares of such common stock (excluding any Principal Return that is payable in cash and cash payments for fractional shares); (D) such common stock has an average daily trading volume of a least ten million dollars ($10,000,000) during the six (6) months immediately preceding the announcement of such consolidation or merger; (E) such entity has consented to service of process in the United States; (F) immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least one billion dollars ($1,000,000,000); (G) there will be no material adverse tax consequences to record holders or beneficial owners of the Securities, or of the underlying common stock, resulting from such consolidation or merger, and the Company has obtained and delivered to the Trustee an opinion of tax counsel experienced in such matters to that effect; and (H) such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common stock paid to U.S. or Swiss Persons are subject to tax withholding, such entity will also pay, to such U.S. or Swiss Persons, an amount in cash such that the net cash amount received by such Persons would be equal to the amount of cash such Persons would have received on account of such dividend if no such tax withholding applied. A consolidation or merger made pursuant to, and in accordance with, the proviso to the immediately preceding sentence is herein referred to as a “Qualified Foreign Business Combination.”

12.    Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Sections 5.01 and 11.11 of the Supplemental Indenture; (ii) to secure the obligations of the Company in respect of the Securities; (iii) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and (iv) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform the Indenture to the description of the Securities contained in the Prospectus Supplement of the Company, dated July 10, 2007 and filed with the SEC on July 12, 2007 (File No. 333-141475).

13.    Defaults and Remedies.

  If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Supplemental Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) of the Supplemental Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) of the Supplemental Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) of the Supplemental Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 6.6 of the Base Indenture have been paid.

  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

  If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

14.    Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.    No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.    Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

17.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR THE SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO:

Kendle International Inc.

Attention: Office of General Counsel

1200 Carew Tower

441 Vine Street

Cincinnati, Ohio 45202

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security: ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Supplemental Indenture, as applicable, state the principal amount to be so purchased by the Company:

$ __________________________________

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian

[1]	This is included in Global Securities only.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

B-1